Exhibit 99.1
FOR IMMEDIATE RELEASE
Saia, Inc. Reports First-Quarter 2007 Earnings
Earnings per share of $0.21 including $0.10 of integration charges
DULUTH, Ga. — April 20, 2007 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported first-quarter 2007 results.
First-Quarter 2007 Results from Continuing Operations Compared to First-Quarter 2006
•	Revenues were $231.8 million, an increase of 13 percent over the prior-year quarter.

•	Operating income from continuing operations was $7.1 million, including $2.4 million in integration expenses, compared to $8.6 million in the prior year quarter.

•	Earnings per share from continuing operations were $0.21 and included charges of $0.10 per share for integration expenses. Earnings per share from continuing operations in the prior-year quarter were $0.26.

•	Operating ratio excluding integration expenses was 95.9 vs. 95.8 in the prior year quarter.

•	LTL yield was essentially flat for the quarter primarily due to the acquired business’ shorter average length of haul. On a pro forma basis, including the acquired companies in the first quarter of 2006, yield was up 6.7% partially due to the impact of mix changes (increasing length of haul and declining weight per shipment).
Of the $2.4 million in integration expenses, $1.5 million was related to the acquisition of The Connection Company and $0.9 million to Madison Freight Systems. No further integration costs related to these acquisitions are expected. While the acquisitions did not contribute to operating profit this quarter, results were in line with management expectations.
“I believe we are off to a great start with synergy revenue to and from the new geography after just opening the lanes on March 5th. Through solid planning, focus on execution and strong commitment, Saia employees demonstrated their ability to integrate companies quickly and in line with budget. The integrations of The Connection Company and Madison Freight Systems during the quarter significantly increased direct delivery capabilities in the states of Indiana, Kentucky, Ohio, Michigan and Wisconsin” said Rick O’Dell, president and chief executive officer. “We expect to benefit significantly from revenue growth and profit improvements from these acquisitions in the remainder of 2007 and into 2008.”

Saia, Inc. First-Quarter 2007 Earnings

On a pro-forma basis, Saia achieved revenue growth and favorable yield comparisons. In spite of the acquired companies operating at over 100 operating ratio for the quarter, Saia achieved essentially the same margin as the prior year quarter. “Considering the difficult economic environment and the severe weather during the quarter, I was relatively pleased with the results,” O’Dell said.
Financial Position and Capital Expenditures
Total debt was $131 million at March 31, 2007 with net debt to total capital of 38 percent as a result of the Company’s $7 million cash balance at quarter end.
Saia repurchased $5.4 million in shares during the quarter under its $25 million authorized stock repurchase program leaving $17.8 million available.
Net capital expenditures from continuing operations for the first three months of 2007 were $21 million. This compares to $17 million in the prior year quarter.
Conference Call
The Company will hold a conference call to discuss these results today at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through April 27, 2007. The replay is available by dialing 1-800-642-1687 or 706-645-9291 and using conference code 4528343.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Duluth, Ga. and a network of 151 terminals, Saia employs 8,100 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements.

Saia, Inc. First-Quarter 2007 Earnings

Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; integration risks; indemnification obligations associated with the sale of Jevic Transportation, Inc.; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc. Renée McKenzie, Treasurer RMcKenzie@Saia.com 678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,968	$10,669
Accounts receivable	105,532	95,779
Prepaid expenses and other	30,890	27,236

Total current assets	143,390	133,684

PROPERTY AND EQUIPMENT:
Cost	534,658	518,052
Less: Accumulated depreciation	209,569	203,220

Net property and equipment	325,089	314,832

GOODWILL AND OTHER ASSETS	41,033	38,884

Total assets	$509,512	$487,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and checks outstanding	$39,551	$39,389
Wages and employees’ benefits	39,394	45,752
Other current liabilities	34,409	30,027
Current portion of long-term debt	11,356	11,356
Current liabilities of discontinued operations	—	117

Total current liabilities	124,710	126,641

OTHER LIABILITIES:
Long-term debt	119,659	98,628
Deferred income taxes	46,242	45,259
Claims, insurance and other	18,061	13,717

Total other liabilities	183,962	157,604

SHAREHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	199,606	199,257
Treasury stock	(14,269)	(8,861)
Deferred compensation trust	(2,156)	(1,877)
Retained earnings	17,644	14,621

Total shareholders’ equity	200,840	203,155

Total liabilities and shareholders’ equity	$509,512	$487,400

Saia, Inc.
Consolidated Statements of Operations
For the Quarter Ended March 31, 2007 and 2006
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter
	2007	2006

OPERATING REVENUE	$231,827	$204,646

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	129,804	113,066
Purchased transportation	16,167	17,008
Fuel, operating expenses and supplies	50,394	44,906
Operating taxes and licenses	8,321	7,348
Claims and insurance	8,799	6,306
Depreciation and amortization	9,020	7,584
Operating gains, net	(165)	(133)
Integration charges	2,427	–

Total operating expenses	224,767	196,085

OPERATING INCOME	7,060	8,561

NONOPERATING EXPENSES:
Interest expense	2,204	2,474
Other, net	(152)	(185)

Nonoperating expenses, net	2,052	2,289

INCOME BEFORE INCOME TAXES	5,008	6,272
Income tax provision	1,985	2,355

INCOME FROM CONTINUING OPERATIONS	3,023	3,917
Income (loss) from discontinued operations, net	–	(1,546)

NET INCOME	$3,023	$2,371

Average common shares outstanding — basic	14,237	14,499

Average common shares outstanding — diluted	14,493	14,842

Basic earnings per share-continuing operations	$0.21	$0.27
Basic earnings (loss) per share-discontinued operations	–	(0.11)

Basic earnings per share	$0.21	$0.16

Diluted earnings per share-continuing operations	$0.21	$0.26
Diluted earnings (loss) per share-discontinued operations	–	(0.10)

Diluted earnings per share	$0.21	$0.16

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Quarter Ended March 31, 2007 and 2006
(Amounts in thousands)
(Unaudited)

	2007	2006

OPERATING ACTIVITIES:
Net cash from (used in) operating activities-continuing operations	$3,927	$(3,541)
Net cash from (used in) operating activities-discontinued operations	(117)	2,820

Net cash from (used in) operating activities	3,810	(721)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(20,863)	(17,487)
Proceeds from disposal of property and equipment	319	262
Acquisition of business	(2,344)	–
Net investment in discontinued operations	–	(3,990)

Net cash used in investing activities	(22,888)	(21,215)

FINANCING ACTIVITIES:
Proceeds from long-term debt	21,013	8,000
Repayment of long-term debt	(469)	–
Repurchase of common stock	(5,408)	–
Proceeds from stock option exercises	241	2,290

Net cash from financing activities	15,377	10,290

NET DECREASE IN CASH & CASH EQUIVALENTS	(3,701)	(11,646)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	10,669	16,865

CASH & CASH EQUIVALENTS, END OF PERIOD	$6,968	$5,219

Saia, Inc.
Financial Information
For the Quarter Ended March 31, 2007 and 2006
(Amounts in thousands)
(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2007	2006	Change	2007	2006	Change

Workdays					64	64

Operating ratio		97.0	95.8

Operating ratio excluding integration charges *		95.9	95.8

F/S Revenue	LTL	215,838	189,491	13.9	3,372.5	2,960.8	13.9
	TL	15,989	15,155	5.5	249.8	236.8	5.5
	Total	231,827	204,646	13.3	3,622.3	3,197.6	13.3

Revenue excluding	LTL	216,331	189,839	14.0	3,380.2	2,966.2	14.0
revenue recognition	TL	16,026	15,182	5.6	250.4	237.2	5.6
adjustment	Total	232,357	205,021	13.3	3,630.6	3,203.4	13.3

Tonnage	LTL	955	840	13.8	14.93	13.12	13.8
	TL	176	173	1.8	2.76	2.71	1.8
	Total	1,131	1,013	11.7	17.69	15.83	11.7

Shipments	LTL	1,704	1,494	14.1	26.63	23.34	14.1
	TL	24	24	1.2	0.38	0.37	1.2
	Total	1,728	1,518	13.9	27.01	23.71	13.9

Revenue/cwt.	LTL	11.32	11.30	0.2
	TL	4.54	4.38	3.7
	Total	10.26	10.12	1.5

Revenue/cwt.	LTL	10.01	10.03	(0.2)
(excluding fuel surcharge)	TL	4.47	4.30	3.9
	Total	9.15	9.05	1.1

Revenue/shipment	LTL	126.92	127.07	(0.1)
	TL	664.10	636.88	4.3
	Total	134.42	135.08	(0.5)

Pounds/shipment	LTL	1,121	1,124	(0.3)
	TL	14,620	14,535	0.6
	Total	1,310	1,335	(1.9)
* — Integration charges consist of employee retention and stay bonuses, communications, re-logoing the fleet of The Connection & Madison Freight Systems, technology integration and other items in connection with the integration of the operations of The Connection & Madison Freight Systems. Management believes that excluding these charges more accurately reflects the core operating performance of Saia.